Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 5 Park Plaza, Suite 1400 Irvine, CA 92614-2545 troutman.com

October 26, 2020

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, CA 95814

Ladies and Gentlemen:

We have acted as legal counsel to Pacific Ethanol, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated October 26, 2020 (the “Prospectus Supplement”), to a Registration Statement (File No. 333-238939) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of an aggregate of 5,075,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 3,825,493 shares of Common Stock and 3,825,493 shares of Common Stock underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) to Guggenheim Securities, LLC, as representative of the underwriters (the “Underwriters”), pursuant to an Underwriting Agreement dated October 26, 2020 between the Company and the Underwriters (the “Underwriting Agreement”). The Underwriting Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinions, we have examined the Company’s Certificate of Incorporation, as amended, and By-laws, as amended, each as currently in effect, the Registration Statement and the exhibits thereto, the Prospectus Supplement, the Underwriting Agreement, the Pre-Funded Warrants, and such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Underwriting Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable, (ii) the Pre-Funded Warrants, when issued and delivered by the Company in accordance with the Underwriting Agreement and the Prospectus Supplement, will constitute binding obligations of the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Pre-Funded Warrant Shares, when issued and sold against payment therefor in accordance with the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

We are members of the Bars of the States of California, New York and Delaware, and this opinion is limited solely to the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws).

We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman PEPPER HAMILTON Sanders LLP